Exhibit 10.39

Arrangement re: Use of Company Plane.

The Board of Trustees of Northeast Utilities has authorized
Michael G. Morris, the Chairman, President and Chief
Executive Officer and a Trustee of Northeast Utilities, to use the company plane for the purpose of commuting to and from his residences in Michigan and Florida.